Exhibit 10.6

NATURE VISION, INC.
NONSTATUTORY OPTION AGREEMENT

          This nonstatutory option agreement (this “Agreement”) among Nature Vision, Inc., f/k/a Photo Control Corporation, a Minnesota corporation (the “Company”) and _____________ (the “Optionee”), takes effect on ______________ (the “Grant Date”). Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the “Option”) under the Company’s 2004 Stock Incentive Plan (the “Plan”) to purchase _________ shares of Common Stock (the “Shares”).

1.	Nonstatutory Stock Option. The Option shall be a Nonqualified Stock Option, as that term is used and defined in the Plan.

2.	Purchase Price.The purchase price of the Shares shall be $_____ per Share.

3.

Period of Exercise. The Option will expire on November 3, 2009, the fifth anniversary of the Grant Date (the “Expiration Date”).The Option may be exercised only while the Optionee is actively engaged in providing services to the Company as an Eligible Employee, Consultant or Director and as otherwise provided in Section 6 of this Agreement.

4.	Vesting Schedule. The Option will vest as follows:

(a)	The Option may not be exercised before November 3, 2005.

(b)	_______ Shares will vest and may be purchased in accordance with the terms of this Agreement on November 3, 2005.

(c)	An additional _______ Shares will vest and may be purchased in accordance with the terms of this Agreement on November 3, 2006.

(d)

An additional _______Shares will vest and may be purchased in accordance with the terms of this Agreement on May 3, 2009. Notwithstanding the foregoing, the vesting and purchase schedule of the Shares described in this Section 4(d) may be accelerated and adjusted as follows: (i) ______of the Shares will vest and may be purchased on March 31, 2006 if certain performance targets for the Company are met in the Company’s 2005 fiscal year; and (ii) ______of the Shares will vest and may be purchased on March 31, 2007 if certain performance targets for the Company are met in the Company’s 2006 fiscal year. The performance targets described above shall be set by the Administrator (as defined in the Plan) and the Administrator shall determine, in its sole and absolute discretion, whether such performance targets have been met by the Company for the applicable fiscal year.

5.	Transferability. The Option is not transferable except by will or the laws of descent and distribution and may only be exercised during the lifetime of the Optionee by the Optionee.

6.

Termination of Services. Except as otherwise agreed to by the Company and the Optionee in writing, in the event that the Optionee ceases to provide services to the Company as an Eligible Employee, Consultant or Director, the Optionee may purchase Shares which have vested under Section 4 in the three months following the date of the termination, subject to the following:

(a)

If the Optionee’s services were terminated due to the Optionee’s Retirement or Total Disability, the Optionee may purchase Shares which have vested under Section 4 in the 12 months following the date of the termination.

(b)

If the Optionee dies, the Option may be exercised (to the extent exercisable by the Optionee at the date of death) by the legal representative of the Optionee or by a person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee, but the Option must be exercised within one year after the date of the Optionee’s death.

(c)

If the Optionee’s services were terminated by the Company for cause, as determined by the Administrator in his, her or its sole discretion, the Option and all of the Optionee’s rights under this Agreement shall terminate immediately.

(d)	Notwithstanding the foregoing, in no event may any Shares be purchased after the Expiration Date.

7.

Right to Terminate. Nothing in the Option or in any agreement entered into pursuant to the Option will interfere with or limit in any way the right of the Company to terminate the employment or service of any Eligible Employee, Consultant or Director at any time, nor confer upon any Eligible Employee, Consultant or Director any right to continue in the employ or service of the Company.

8.

No Rights of Shareholders. The Optionee does not have any dividend rights, voting rights or other rights or privileges of a shareholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is before the date of such an issuance, except as expressly provided in the Plan.

9.	Method of Exercise.

(a)

The Option may be exercised and Shares may be purchased by the Optionee’s delivery of written notice to the Company in the form attached to this Agreement as Exhibit A (each, an “Exercise Notice”). Each Exercise Notice must be accompanied by (i) payment of the full purchase price of the Shares to be purchased, in such form or combination of forms as described in this Section 9, and, if applicable, (ii) proof of the right to exercise the Option and purchase Shares if the exercise and purchase are pursuant to the terms described in Sections 6(a) and (b) of this Agreement.

(b)

As soon as practicable after the Administrator has concluded, in his, her or its sole and absolute discretion that the Optionee has fully satisfied the conditions described in Section 9(a) (and if applicable Section 12), the Company will cause the number of such Shares so exercised under the Option to be issued and will deliver certificates representing the number of such Shares, registered in the name of the Optionee or other such person designated by the Optionee’s Beneficiary if the Option was exercised in accordance with Section 6(b).

(c)

When exercising the Option and purchasing Shares, the Optionee may make payment in one of the following ways: (i) in cash, or by check payable to the Company; (ii) if so authorized by the Administrator, by a promissory note made by the Optionee in favor of the Company which is (A) upon such terms and conditions determined by the Administrator, (B) bearing interest at a rate sufficient to avoid imputed interest under the Code, and (C) secured by the Shares so exercised and purchased in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements); or (ii) by shares of Common Stock already owned by the Optionee; provided, however, that the Administrator in his, her, or its absolute discretion may limit the Optionee’s ability to exercise the Option by delivering shares of Common Stock, and any shares of Common Stock so delivered which were initially acquired upon exercise of the Option or another stock option agreement with the Company must have been owned by the Optionee at least six months as of the date of delivery.

10.

Withholding; Taxable Income. The Optionee acknowledges and understands that under the Code the Optionee will have taxable compensation at the date of exercise of the Option equal to the difference between the purchase price under the Option and the then Fair Market Value of the Shares purchased. The Optionee specifically agrees that as a condition to permitting exercise, the Company may require that appropriate arrangements for withholding be made with the Optionee before the issuance of shares of Common Stock representing the Shares and the delivery of Company stock certificates representing the same. The Administrator may permit the Optionee to arrange to have the appropriate number of Shares so exercised and purchased otherwise issuable upon exercise withheld or sold to cover such tax liabilities.

11.	Changes in Capitalization, Dissolution, Liquidation and Reorganization. This Agreement is subject to modification upon the occurrence of certain events as described in Section 8.2 of the Plan.

12.

Investment Representation. The Optionee acknowledges and agrees that the Company may condition the exercise and purchase of any Shares pursuant to this Agreement on the Optionee’s delivery to the Company of the following if a registration statement under applicable securities laws is not in effect with respect to any Shares issued at the time the Optionee exercises the Option: (a) an investment representation from the Optionee in a form acceptable to the Company’s counsel; (b) a restrictive legend on any certificates issued for the Shares in a form acceptable to the Company’s counsel; and (c) a stop order with the Company or its transfer agent.

13.

Incorporation of Plan. This Agreement is made in accordance with the terms and conditions of the Plan, which is incorporated into this Agreement by reference. Terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Plan. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall control and govern. The Optionee acknowledges that he or she has read the Plan and agrees to be bound by its terms.

14.

Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15.

Choice of Law and Venue. This Agreement is made under and must be governed by the laws of the State of Minnesota, without regard to conflict of laws principles. The Company and the Optionee each consent to venue any suit or action under or with regard to this Agreement in an appropriate court with jurisdiction in Hennepin County, Minnesota.

16.	Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior understandings and statements, written and oral.

17.

Change of Control. The Optionee and the Company have certain rights and owe certain obligations in connection with certain change of control “Events,” which are fully described in Section 8.4 of the Plan.

          The parties have executed this Agreement to be made effective as of the Grant Date.

NATURE VISION, INC.

By:

Name:

Title:

OPTIONEE

[SIGNATURE PAGE TO ____________________ NONQUALIFIED STOCK OPTION AGREEMENT]

EXHIBIT A
FORM OF NOTICE OF EXERCISE OF STOCK OPTION ISSUED
UNDER NATURE VISION, INC.’S 2004 STOCK INCENTIVE PLAN

To:	Secretary
Nature Vision, Inc.
213 NW Fourth Street
Brainerd, Minnesota 56401

          I hereby exercise my Option dated ___________ (the “Option”) to purchase _______ shares of Nature Vision, Inc.’s (the “Company”) Common Stock at the Option purchase price of $________ per share (the “Shares”). Payment for the Shares is enclosed, in the form permitted by the Option or the Company.

I request that the Shares be issued to me as follows:

(name in which the Shares should be issued)

(Social Security Number)

(Street and Number)

(City) (State) (Zip Code)

Dated:_____________ , ______.

Signature:

FIRST AMENDMENT TO
NATURE VISION, INC.
NONSTATUTORY OPTION AGREEMENT

          THIS FIRST AMENDMENT (“Amendment”) is made and entered into effective November 11, 2005, between Nature Vision, Inc. (the “Company”) and ______________ (“Optionee”).

RECITALS

          The Company and Optionee are parties to a Units Option Agreement dated November 3, 2004 (the “Option”) under which Optionee received an option to purchase _______ Shares of Common Stock of the Company at an exercise price of $5.43 per Share, which option expires on November 3, 2009. The Company has agreed to accelerate Optionee’s vesting in the Shares.

AGREEMENT

In consideration of the foregoing, the Company and Optionee agree as follows:

1.	Definitions. All terms which are capitalized and used herein will have the meaning stated in the Option.

2.	Replacement. Sections 4(c) and 4(d) of the Option are hereby deleted in their entirety and replaced with the following new Section 4(c) under Section 4. Vesting Schedule:

	“(c)	All remaining Shares under the Option will vest and may be purchased in accordance with the terms of this agreement on or after November 11, 2005 until the Option expires on November 3, 2009.”

3.	Construction. In all other respects, the Option will be construed and enforced with its terms.

NATURE VISION, INC.

By

Its

OPTIONEE: